Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

370 LEXINGTON AVENUE

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

_________, 2006

BioDelivery Sciences International, Inc.

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

Re.    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3, File No. 333-                  (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement covers the resale of an aggregate of up to 1,798,110 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, by the selling stockholder named in the Registration Statement (the “Selling Stockholder”). The Shares underlie a convertible note and warrants previously issued to and currently held by the Selling Stockholder. 1,554,454 of the Shares were previously registered on the Company’s Registration Statement on Form SB-2 (File No.: 333-126336) (the “SB-2”), which SB-2 is, pursuant to SEC Rule 429, being combined with the Registration Statement.

In connection with the opinion expressed below, we have examined and relied as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation, the amendments thereto, and the By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

Based on the foregoing and in reliance thereon, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and will be, when issued in accordance with the terms of the applicable instruments, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus.

Very truly yours,